INTERGRAPH
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                                                  Memorandum
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                                           Office of the CEO


Date:          June 7, 1999

To:            Manfred Wittler

From:          Jim Meadlock

Subject:       Employee Agreement/Addendum to U.S. Contract

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Manfred,

The following summarizes our agreement:

1. Your annual salary base will be increased by $10,000 per month effective May 31, 1999.

2. Intergraph will pay reasonable relocation costs for essential household goods to be shipped from Germany.

3. Your housing allowance will be discontinued in the Netherlands and will be replaced by the same amount
     (after conversion to U.S. dollars).

4. At termination of employment with Intergraph, Intergraph will ensure that you did not lose money on the buying and reselling of the residence that you currently have under contract.

5.   You will be provided a company car.

6.   Your overseas travel will be business class.

7. In the event that your employment is terminated by Intergraph prior to your retirement, you will receive one (1) year severance.

Additionally, I will recommend to the Intergraph Board that you receive a seat on the Intergraph Board.

Apart from the above, all other employment conditions remain in effect.


/s/  Jim Meadlock                   /s/  Manfred Wittler
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Jim Meadlock                        Manfred Wittler


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